                                                                      EXHIBIT 21
                                                                      ----------

                     Subsidiaries of Delta Air Lines, Inc.
                     -------------------------------------

                                             State or Other
                                            Jurisdiction of
                                            Incorporation or
      Name of Subsidiary                      Organization
- -------------------------------             ----------------
Crown Rooms, Inc.                                 Nevada

Crown Rooms of Texas, Inc.                        Texas

DAL Foreign Sales, Inc.                     U.S. Virgin Islands

Delta Air Lines Holdings, Inc.                   Delaware

Delta Air Lines Funding                          Delaware
     Corporation

Delta Ventures I, Inc.                           Delaware

Delta Ventures II, Inc.                          Delaware

Delta Ventures III, Inc.                         Delaware

Deltair U.K. Investments                      United Kingdom
     Limited

DELTACAP, Ltd.                                   Bermuda

Epsilon Trading, Inc.                            Delaware

Global Excellence (India)                         India
     Private Limited

Lesteris Limited                              United Kingdom

DAL Moscow, Inc.                                 Delaware

Delta Air Lines und Pan                          Germany
     American World Airways
     Unterstutzungkasse GmbH